[SPECIMEN UNIT CERTIFICATE]

NUMBER	UNITS
U-

OVERTURE ACQUISITION CORP.

Incorporated Under the Laws of the Cayman Islands

CUSIP G6830P 209

SEE REVERSE FOR

CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE ORDINARY SHARE AND

ONE WARRANT EACH TO PURCHASE ONE ORDINARY SHARE

This certifies that __________________________ is the owner of _______________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, $0.0001 par value (“Ordinary Share”), of Overture Acquisition Corp., a Cayman Islands exempted limited liability company (the “Company”), and one warrant (each a “Warrant”). Each Warrant entitles the holder to purchase one (1) Ordinary Share at a price of $ 7.00 (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses and (ii) April 30, 2009, and will expire unless exercised before 5:00 p.m., New York time, on January 30, 2013, or earlier upon redemption. The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to March 5, 2008 unless J.P. Morgan Securities, Inc. informs the Company that earlier separate trading is allowed. The terms of the Warrants are governed by a Warrant Agreement, dated as of January 30, 2008, by and between the Company and American Stock Transfer and Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: _________, 2008	[Corporate Seal]	_________________________
	The Cayman Islands	Authorized Officer

Overture Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenant in common	UNIF GIFT MIN ACT Custodian ___________ (Cust) (Minor)
TEN ENT tenants by the entireties	Under Uniform Gifts to Minors Act: _____________________ (State)
JT TEN as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, _____________________ hereby sells, assigns and transfers unto _____________________

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

___________________________________________________________________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

__________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer said Units on the books of the within named Company with full power of substitution in the premises.

Dated _____________________	________________________________________

Notice: The signature to this assignment must
correspond with the name as written upon the
face of the certificate in every particular,
without alteration or enlargement or any
change whatever.

Signatures(s) Guaranteed:

__________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).